UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9604 Prototype Court, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 358-4455

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with Allied Nevada Gold Corp.’s (the “Company”) reclamation obligations related to the Company’s Hycroft Brimstone Open Pit Mine (“Hycroft Mine”), the Company submitted a surety bond in the amount of $6,793,737 on May 14, 2008 to the Department of Interior, Bureau of Land Management (BLM), which will be secured by a cash commutation account. A pre-existing bond was put in place on December 28, 2006 in the amount of $7,549,363 through an insurance backed financial assurance program that includes a mine reclamation policy and a pollution legal liability policy. The cumulative bond amount of $14,343,100 is required by the BLM to cover its cumulative reclamation costs estimate for the Hycroft Mine Plan of Operation submitted to the BLM. The Company may resume operations at the Hycroft Mine once it has received a BLM decision to approve the required financial guarantee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

By:	/s/ Hal D. Kirby
Hal D. Kirby
Vice President and Chief Financial Officer

Date: May 20, 2008